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                                                                   EXHIBIT 8.1

                           DAVIS POLK & WARDWELL

                           450 Lexington Avenue
                           New York, N.Y. 10017
                               212-450-4000


                                                               July 3, 1997

Comcast Cellular Holdings, Inc.
1105 North Market Street
Wilmington, DE 19899

Ladies and Gentlemen:

               Reference is made to the prospectus (the "Prospectus") contained in the registration statement on Form S-4 being furnished by Comcast Cellular Holdings, Inc. to the Securities and Exchange Commission (the "Commission") on the date hereof in connection with the exchange of Old Notes for New Notes (the "Exchange"), all as described in the Prospectus.

               The discussion of material federal income tax consequences relevant to the Exchange and holding of Notes contained under the caption "Certain Federal Income Tax Consequences" in the Prospectus constitutes the opinion of Davis Polk & Wardwell, subject to the qualifications stated therein.

               We consent to the furnishing to the Commission of a copy of this opinion and to the reference to our firm under the caption "Certain Federal Income Tax Consequences" in the Prospectus.

                                                  Very truly yours,


                                                  /s/ Davis Polk & Wardwell